UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                                 October 2, 2002
                Date of Report (Date of earliest event reported)

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

        TENNESSEE                     1-12762                   62-1543819
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)

                         6584 POPLAR AVENUE, SUITE 300
                           MEMPHIS, TENNEESSEE 38138
                    (Address of principal executive offices)

                                 (901) 682-6600
              (Registrant's telephone number, including area code)

             (Former name or address, if changed since last report)
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ITEM 9.  Regulation FD

Mid America Apartment Communities, Inc. (MAA)
Announces Intent to Offer Series F Cumulative Redeemable Preferred Stock

Memphis, TN October 2, 2002. Mid-America Apartment Communities, Inc. (NYSE: MAA) announced today that it intends to offer to the public 1,050,000 shares of Series F Cumulative Redeemable Preferred Stock. The Company also intends to offer the underwriters an option to acquire up to 50,000 additional shares of Series F Preferred Stock to cover over-allotments, if any. Raymond James will be the sole managing underwriter for the offering. It is anticipated that the offering will be completed on or about October 15, 2002. It is expected that the net proceeds from the offering will be approximately $25.2 million (approximately $26.4 million if the underwriters' over-allotment option is exercised in full). The net proceeds from the offering, together with approximately $1.6 million (approximately $350,000 if the underwriters' over-allotment option is exercised in full) of additional borrowings by the Company, will be used to redeem all 1,000,000 shares currently outstanding of the Company's 9 1/2% Series E Cumulative Redeemable Preferred Stock.

A prospectus with respect to the proposed offering may be obtained by contacting the Company or Raymond James.

MAA is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 33,923 apartment units throughout the southeast and south central U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105., 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated growth rate of revenues, expenses, and net operating income at Mid-America's properties, anticipated lease-up (and rental concessions) at development properties, planned acquisitions and dispositions, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, changes in interest rates and other items that are difficult to control such as insurance rates, increases in real estate taxes in numerous markets, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment
Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its Annual Report on Form 10-K, particularly including the risk factors contained in the latter filing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchnage Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:  October 2, 2002      /s/Simon R.C. Wadsworth
                            Simon R.C. Wadsworth
                            Executive Vice President and Chief Financial Officer
                            (Principal Financial and Accounting Officer)